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                                                                    EXHIBIT 99.1

To the Stockholder of DBT Online, Inc. and subsidiaries:

We have audited the consolidated statements of operations, changes in stockholders' equity, and cash flows of DBT Online, Inc. and subsidiaries ("DBT Online") for the year ended December 31, 1999 (not presented separately herein). Our audit also included DBT Online's financial statement schedule for the year ended December 31, 1999 (not presented separately herein). These financial statements and the financial statement schedule are the responsibility of DBT Online's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. The consolidated financial statements give retroactive effect to the merger of DBT Online and I.R.S.C., Inc. and subsidiaries ("IRSC"), which has been accounted for as a pooling of interests as described in Note 3 to such consolidated financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of DBT Online, Inc. and subsidiaries for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
March 6, 2000


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